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                                  EXHIBIT 99.1



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                               [FIRSTWORLD LOGO]


Media Contact: Joe Hodas               Investor Contact: Greg Powell
               FirstWorld                                FirstWorld
               (303) 874-2848                            (303) 874-2945
               joe.hodas@firstworld.com                  investor@firstworld.com
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               FIRSTWORLD PROVIDES OUTLOOK ON ANTICIPATED SECOND
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         QUARTER AND YEAR END RESULTS; ANNOUNCES MANAGEMENT TRANSITION
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Denver, Colo., July 5, 2000 -- FirstWorld Communications (Nasdaq: FWIS), a
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provider of outsourced data center and high-speed Internet solutions for small and medium-sized businesses, today announced preliminary financial results for the second quarter ended June 30, 2000 and its outlook for the remainder of 2000. In addition, FirstWorld announced the commencement of a search for a new President and Chief Executive Officer, to replace Sheldon S. Ohringer, who resigned from FirstWorld to pursue other personal and professional interests. Donald L. Sturm, FirstWorld's Chairman, will serve as President and CEO.

FirstWorld anticipates second quarter revenue to be in the range of $17.9 to $18.2 million, compared to published analyst expectations of approximately $19.9 million. Based on its current business plan, the Company anticipates that third and fourth quarter revenue will be flat-to-slightly down compared to second quarter revenue of 2000. In addition, gross margins and EBITDA loss will be negatively impacted in the second quarter and the remainder of 2000. For the second quarter, the Company anticipates gross margins to be between 10 and 13 percent and EBITDA loss to be in the range of ($25.4) to ($26.4) million. Based on its business plan, FirstWorld continues to anticipate being funded into 2001, and as of the end of first quarter, 2000, the Company had $289 million in cash and equivalents. At this time, the Company has not completed the closing of its financial accounts for the second quarter. Accordingly, each of the foregoing constitutes forward-looking statements and actual results may differ.

These revisions were largely driven by lower than expected residential/SOHO based Internet and shared Web hosting revenue, DSL margin pressure related to increased competition and a de-emphasis on Web integration revenue. In addition, the quarterly results were impacted by a slower than expected ramp up of sales in FirstWorld's Internet Data Centers (IDCs) and increased operational expenses related to enhancements in its IDC product line such as additional bandwidth capacity based on customer requirements and heightened security through the installation of state-of-the-art remote monitoring equipment. The Company expects these enhancements to improve the competitiveness of its IDCs and ensure that FirstWorld offers a superior data center environment.

To address these issues, the Company will strategically focus its capital and resources towards its IDC business which offers the greatest and most immediate return on investment and will evaluate all non-IDC businesses to determine how to maximize value in each. In addition, in order to increase the speed at which the Company fills its IDC capacity, FirstWorld is retraining all sales teams through programs designed to improve technical knowledge, sales process and tracking. FirstWorld has refined its database marketing practices to better target customers within the small and medium-sized market and increased partnership opportunities with its platform partners and Web developers. The Company is implementing sales-enhancing features within its IDCs such as conference rooms, sales engineering support and customer setup and staging areas. In addition, FirstWorld is focused on maximizing revenue per customer and gross margin through the development of new products such as a robust managed server product and new valued-added managed services within its IDCs.

"In order for FirstWorld to solidify its position within the Internet Data Center industry, the Company must concentrate on high quality, recurring revenue and decrease its focus on lower margin businesses," said Donald L. Sturm, Chairman and CEO of FirstWorld. "While we recognize the short-term impact this strategy will have in yielding lower than expected revenue, we are confident in this strategy and are encouraged by the activity taking

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place in our data centers, and we anticipate IDC revenue increasing more than 50 percent over the first quarter. We will continue to focus and expand our Internet Data Center business and expect to open three additional IDCs by the end of the year, bringing our total number of IDCs to 11 with nearly 290,000 gross square feet." Sturm added, "We will continue to evaluate all strategic alternatives related to our non-IDC businesses in order to increase recurring revenue and improve margins. The logic of small and medium-sized businesses outsourcing their data functions is apparent in the marketplace. This is an industry where we anticipate being able capturing market share and eventually realizing substantial profits. We are very encouraged by the results from our Denver IDC which has become the blueprint for the kind of services we will offer customers. We officially opened the Denver IDC in December and as of the end of June, we had contracted for 45 percent of sellable space. We are sharing best practices that led to our success in Denver and are retraining all sales reps and engineers with new, enhanced technical training and feel that we can replicate our success in Denver in all of our IDCs."

The company also announced the commencement of a search for a new President and Chief Executive Officer, following the resignation of Sheldon S. Ohringer. Donald L. Sturm, who currently owns approximately 28% of FirstWorld Communications and serves as Chairman of FirstWorld's Board of Directors, will serve as President and CEO. Prior to December 1991, Mr. Sturm served as Vice Chairman of Peter Kiewit Sons, Inc. Since December 1991, Mr. Sturm has been a private equity investor, with interests in banking, real estate and the telecommunications industry including significant holdings in WorldCom, Level 3 Communications, Inc. and other telecommunications companies in the United States and Europe.

A conference call has been scheduled to discuss these developments at 8:30 am EDT on Thursday, July 6, 2000. The dial in number is 800.633.8523.

FirstWorld will announce final results for the second quarter on August 8, 2000 and will then host a conference call at 11:00 AM EDT. The dial in number is
800.634.1574 and the call can also be accessed through the Internet at www.firstworld.com/investor.
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About FirstWorld

FirstWorld Communications, Inc., headquartered in Denver, Colo., is a full-service business Internet provider with state-of-the-art Internet Data Centers, that host, monitor and maintain mission-critical Web sites, e-commerce platforms and business applications for small and medium-sized businesses. In addition to its e-business solutions, FirstWorld provides broadband solutions including high-speed Internet access and digital subscriber line (DSL), as well as Web integration and consulting, and telephony. For more information, visit FirstWorld's Web site at www.firstworld.com.
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Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. Actual events or results may differ materially from the forward-looking statements set forth herein. In particular, projections and forward looking statements regarding funding and the results of operations for the second quarter, 2000 and the year ended December 31, 2000 are only projections and may not be accurate. Additionally, FirstWorld may not meet the financial targets set forth above and FirstWorld may not deploy its IDCs as anticipated or the IDC services or platforms may not perform as anticipated. FirstWorld has no obligation to update forward-looking statements. Readers are encouraged to refer to FirstWorld's reports from time to time filed with the Securities and Exchange Commission for a further discussion of FirstWorld's business and risk factors that may affect operating and financial results and forward looking statements.

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